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                                                ITEM 14., 3. - EXHIBITS, (10)(c)


                                LEASE AGREEMENT


STATE OF FLORIDA            )
                            )
COUNTY OF ST. LUCIA         )


         This LEASE AGREEMENT (hereinafter called the "Lease") made and entered into by and between Alvin W. Wunderlich, Jr., Trustee of the Alvin W. Wunderlich, Sr., Trust Number 1 (hereinafter called "Landlord"), and Florafax International, Inc. (hereinafter called "Tenant"):


                             W I T N E S S E T H :


                                   ARTICLE I

                                      Term

         1.1 The term of the Lease shall commence on April 1, 1995 (the "Commencement Date") and shall terminate on March 31, 2000.

         1.2 Tenant shall have the option to extend the term of this Lease for two (2) successive additional terms of five (5) years each upon the terms and conditions as set froth herein. Tenant shall give Landlord written notice of its intention to exercise the option to extend at least one hundred twenty
(120) days prior to the expiration of the original term of the Lease, or the extended term, as the case may be. Rent for each extension period shall be as provided in the Addendum One.


                                   ARTICLE II

                                Leased Premises

         2.1 Lessor agrees to lease to Lessee and Lessee hereby agrees to lease to Lessor, for the use and occupancy for general and administrative office space and related uses only, the real property being described in Exhibit "A" attached hereto and incorporated herein by reference, and the improvements located thereon, said real property and improvements (the "Leased Premises"), being depicted on the Site Plan attached hereto as Exhibit "!3" (the "Site Plan", situated in the City of Vero Beach, County of St. Lucia, Florida.


                                  ARTICLE III

                                      Rent

         3.1 Tenant covenants and agrees to Day Landlord as annual rental for the Demised Premises $33,000.00 (hereinafter called "Rent").
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         3.2     Rent shall be payable beginning on the Commencement Date in equal monthly installments of $2,750.00 in advance on the first day of each calendar month during the original term, and each extended term, hereof. If the Commencement Date does not fall on the first day of a calendar month, rent from the Commencement Date through the last day of the month in which the Commencement Date falls shall be prorated and paid on the Commencement Date.

         3.3 The aforesaid rentals and all other payments of the Tenant herein provided shall be made to the Landlord at such place and to such person as Landlord shall from time to time designate by written notice to Tenant given at least thirty (30) days prior to the due date of such payment.


                                   ARTICLE IV

                             Taxes and Assessments

         4.1 Tenant shall, at its sole expense, pay all taxes, assessments, solid waste disposal fees, rates, charges, levies and encumbrances affecting the Leased Premises prior to the time when the same may become delinquent under applicable law, or as soon as reasonably possible after receipt of notice of each said charge. Landlord covenants to deliver to Tenant, promptly after receipt, all notices for said charges. Failure of Landlord to deliver such notice to Tenant prior to the time when the same may become delinquent, shall excuse Tenant from any default which Landlord may allege due to failure to pay prior to such time.


                                   ARTICLE V

                                Utility Services

         5.1 Tenant shall, at its sole expense, furnish such utility services as it requires to the Leased Premises, including, but not limited to electricity, potable water, sanitary sewer, heating, ventilation and air conditioning, and telephone services. The cost of all such services consumed by the Tenant in the Leased Premises shall be paid by the Tenant. Landlord shall provide a separate meter and sewers for Tenant, separate and apart from the Tenant occupying the building on the northern portion of the property adjacent to the Leased Premises, as depicted on the Site Plan.


                                   ARTICLE VI

                               Construction Liens

         6.1 Tenant covenants and agrees that it will not alter nor permit any construction, laborers, or materialmen's liens to be filed or placed against the Leased Premises, or Landlord's interest therein, and which arises out of the conduct of Tenant, its agents, or employees, and that it will indemnify and save Landlord harmless from all loss or damage resulting to Landlord on account of such liens. Tenant may promptly pay and discharge, or in good faith and by appropriate legal proceedings contest the validity of, all such liens and claims that may at any time be filed against the Leased Premises or any Improvement thereon. If Tenant fails to pay





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and discharge such liens or institute appropriate legal proceedings within thirty (30) days after written notice from Landlord to Tenant, Landlord shall have the right, at its option, to pay off and discharge the same or any portion thereof, and the amount so paid in connection therewith shall be deemed to be additional rent due from Tenant to Landlord to be paid at the time of the next installment falling due.


                                  ARTICLE VII

                   Conformance to Laws and Restrictions: Use

         7.1 Tenant shall use the Leased Premises for general and administrative offices and related uses and for no other purpose. Tenant will, at its own expense, and without cost and expense to Landlord, at all times during the term hereof, observe and comply with all lawful requirements, rules, regulations, laws and ordinances of any state, county, municipality, the United States Government, or other legally constituted authority to the extent that said laws may affect the operation of its business at the Leased Premises. Tenant will not use or knowingly permit any of the Leased Premises to be used for any illegal or immoral business or occupation or purpose, or use or knowingly permit the same to be used so as to constitute a nuisance.

         7.2 Notwithstanding the provisions of this Article, if Tenant in good faith and by appropriate legal proceedings contests the validity or applicability of any such law, ordinance, rule, regulation or restriction, then so long as such proceeding is prosecuted with diligence, Tenant shall not be deemed to be in default hereunder for noncompliance therewith, until a final decision in such proceeding has been rendered sustaining the validity or applicability thereof. Tenant shall have the right to appeal any final decree or decision to the highest court or other body having jurisdiction in the matter and during the period of such appeals, Tenant shall not be in default hereunder so long as Landlord is not subjected to any penalty on account thereof.


                                  ARTICLE VIII

                        Indemnification: Attorneys' Fees

         8.1 Each party covenants and agrees that in case the other party shall without any default on its part be made a party to any litigation commenced by the other, or by a third party against the Landlord or Tenant, or both, involving this Lease or the Leased Premises, then ail costs and expenses incurred by Landlord or Tenant as the case may be in connection with such litigation, including reasonable attorneys' fees shall be paid by the party at fault.

         8.2 Except as contemplated by Section 10.3 hereof, each party will indemnify and save the other harmless against all claims, demands, suits and judgments, and loss, damage or bodily injury to any person, property, or estate caused by or accruing by reason of such parties' negligent act or omission, and against all loss, legal costs and charges, including reasonable attorneys' fees that the other may incur as a result of any such claim.

         8.3 Each party covenants and agrees to pay to the other all costs and expenses which such other Party may reasonably incur, including reasonable attorneys' fees, in enforcing the covenants and agreement in this Lease.





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                                   ARTICLE IX

                        Improvements to Leased Premises

         9.1 Tenant shall not make any structural alterations in, or additions to, the Leased Premises without the consent of the Landlord, which consent Landlord agrees not to unreasonably withhold, condition or delay. Notwithstanding the terms of the immediately preceding sentence, Tenant may make such interior alterations, additions and improvements as it may deem to be advisable to the Leased Premises without obtaining Landlord's consent. Tenant acknowledges that the branch bank building located on the northern portion of the property adjacent to the Leased Premises may be expanded so long as it does not interfere with Tenant's use of the Leased Premises at any time during the term of this Lease. Tenant agrees that Landlord may relocate the retention pond from its current location on the adjacent property to another location on the Leased Premises, and to allow the Tenant of said adjacent property to drain its storm water run-off onto such relocated pond so long as it does not interfere with the use of the Leased Premises by Tenant or result in any undesirable changes to the Leased Premises, as determined in Tenant's sole discretion. The expense of such relocation and the maintenance of such retention pond shall be paid by the Landlord.

         9.2 Tenant agrees that it will without any charge, cost, expense or liability to or on the part of Landlord, keep and maintain or cause to be kept and maintained the Leased Premises in good repair and condition, reasonable wear and tear excepted, and to make all needed repairs and replacements, promptly as and when the same shall or may be needed.

         9.3 Landlord shall have the right, at its option, at all reasonable times during normal business hours, to enter upon and inspect and view the condition of the Leased Premises, subject to such security restrictions as Tenant may deem necessary for the protection of the operations.

         9.4 Tenant covenants and agrees that at the expiration of the term of this Lease or any extension thereof, or at the sooner termination thereof by forfeiture or otherwise, it will quietly and peaceably deliver up to Landlord possession of the Leased Premises and all structures and improvements affixed to the realty thereon, and appurtenances, in good order and condition, ordinary wear and tear, damages by fire, depreciation, the elements, and unavoidable casualty excepted. Any trade fixtures including any and all signage placed on the Leased Premises by Tenant, subtenant, licensees, concessionaires, and anyone holding or claiming under Tenant shall remain its or their property and may be removed from the Leased Premises by such owner provided it is not in default in the performance of any of its obligations in the instrument under which it holds possession. Tenant agrees to repair any damage caused by removal from the premises of any trade fixtures back to a rentable condition.


                                   ARTICLE X

                                    Casualty

         10.1 If the Leased Premises shall be damaged by fire or other casualty which can be insured against under standard fire and extended coverage insurance policies, the damage





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shall be repaired by and at the expense of Tenant to the same condition as it existed prior to the casualty, but only after Tenant has actually received the proceeds payable under such plan, and only in an amount not exceeding said proceeds. Such repairs shall be completed as soon as reasonably and as expeditiously as possible, but in all events they shall be completed within 270 days after the casualty. In the event Tenant fails to repair or restore the Leased Premises in accordance with the terms of this lease, or does not commence such repairs or restoration within sixty (60) days after the casualty, Landlord may terminate this Lease by notice to Tenant, in which event Landlord shall, as its sole remedy other than termination and its sole compensation, be entitled to receive the proceeds of all insurance carried on the Leased Premises. Notwithstanding the foregoing, if the Leased Premises is totally destroyed by fire or other casualty, or as a result of damage from fire or other casualty more than fifty percent (50%) of the Leased Premises is rendered untenantable, Landlord or Tenant shall have the right and option to terminate this Lease as of the date of such casualty by notice to the other given within thirty (30) days thereafter. In such event, the proceeds of all insurance carried on the Leased Premises shall be paid to the Landlord and this Lease and the obligations of Tenant hereunder shall cease immediately. If the option to cancel is not exercised, Landlord shall pay any proceeds received by it to Tenant and Tenant shall repair and restore the Leased Premises to its former condition within 270 days after the casualty. During any period of time in which the Leased Premises or any portion thereof is rendered untenantable by fire or other casualty, the rent shall abate proportionately to the area rendered untenantable for the period of time during which this condition exists. So long as the Lease is not terminated Tenant shall be entitled to use the Leased Premises for its intended purpose.

         10.2 Tenant agrees that it will keep the Leased Premises insured against loss or damage by fire and other insurable risks in an amount of not less than the full insurable value thereof in standard forms of fire insurance policies with extended coverage. Tenant shall upon request of Landlord deliver to Tenant certificates of insurance that the insurance required under this
Article is being maintained, showing Landlord as the loss payee.

         10.3 Landlord and Tenant each hereby waives any right of recovery it may have against the other for loss to the Leased Premises caused by fire or other peril regardless of how such loss was caused, and although such loss may have been due to the negligence of the other party, its agents and employees. All policies of insurance carried by Tenant on the improvements on the Leased Premises shall contain a provision that they are not invalidated by the foregoing waiver. Such waiver, however, shall cease to be effective if the existence thereof precludes Tenant from obtaining any policy. If Tenant incurs any additional premiums due to the existence of such waiver, it shall upon its request be reimbursed therefor by the Landlord, unless waived.


                                   ARTICLE XI

                               Abatement of Rents

         11.1 Damage to or destruction of the Leased Premises caused by fire or any other casualty shall cause an immediate proportionate and equitable abatement of rent due hereunder, effective as of the date of the casualty, or until it is determined that Tenant intends not to repair.





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                                  ARTICLE XII

                          Appropriation For Public Use

         12.1    In the case of Taking [the term "Taking" as used in this
Article XII shall mean (i) condemnation by any governmental body or authority of the Leased Premises or any part thereof, or (ii) a voluntary transfer by Landlord in lieu of (ii) above], the first party learning thereof will promptly give notice to the other. If the portion of the Leased Premises remaining after such Taking (and after restoration) would not be reasonably suitable for the use by Tenant in the operation of its business as it existed immediately prior to the Taking, then Tenant may within sixty (60) days after the date of such Taking give notice to Landlord of Tenant's intention to terminate this Lease on the first day of the first month immediately following the giving of such notice. All rents, taxes and other charges shall be prorated as of the date of deprivation of possession and landlord shall refund to Tenant all rents and other charges paid by Tenant with respect to any period subsequent to such date.

         12.2 If Tenant elects not to terminate this Lease by reason of any Taking as aforesaid, this Lease shall not terminate, but as of the date of such Taking, the rental under this Lease shall be equitably adjusted. If the parties are unable to agree upon the adjustment, each shall appoint a competent appraiser familiar with corporate office buildings in the Leased Premises's market area, and the adjustment shall be the average of the adjustments determined by the two appraisers.

         12.3 If this lease is not terminated, Tenant shall promptly restore the Leased Premises to the condition (but only to the extent reasonably possible and to the extent proceeds are received by Tenant under Section 12.4 hereof,) it was in prior to the Taking.

         12.4 Subject to the rights of a mortgagee (which right is hereby granted to any mortgagee) to receive any award with respect to the Leased Premises, and notwithstanding anything to this Article to the contrary, Tenant shall be entitled, to the extent provided by law, to compensation for the value of the unexpired term of this Lease. It shall also be entitled to a separate award for loss of any leasehold improvements, fixtures, lost profits and moving expenses. Landlord shall be entitled to all other awards made with respect to a Taking of the Leased Premises or any part thereof.

         12.5 In the event of any governmental action not resulting in a taking but still creating a right to compensation therefor, such as, without limiting the generality of the foregoing, the changing of the grade of any street which the Leased Premises abut, or if less than the leasehold title of to all or any portion of the Leased Premises shall be so taken for any such sue or occupancy, this Lease shall continue in full force and effect and without reduction of abatement of rent, and the rights of the Landlord and Tenant to any compensation or award resulting therefrom shall be governed by applicable law.


                                  ARTICLE XIII

                              Warranties of Title

         13.1 Landlord warrants that the Tenant shall and may peaceably and quietly have, hold and enjoy the Leased Premises without let or hindrance of and from the Landlord or any





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other person, provided that the Tenant pays the rent herein reserved and performs each and every covenant and agreement herein on its part to be performed.


                                  ARTICLE XIV

                           Assignment and Subletting

         14.1 Tenant shall have the right to assign this Lease, or sublet any part of the Leased Premises to accommodate consolidation, mergers, intercompany transactions and the like, and to any affiliate company for use by such affiliate. Any other assignment or subletting shall require the prior written consent of the Landlord, such consent not to be unreasonably withheld. No subletting or assignment shall relieve Tenant of its obligations hereunder. Tenant may not encumber the Leased Premises at any time.


                                   ARTICLE XV

                               Events of Default

         15.1 If any default in the payment of rent shall continue for fifteen (15) days after Landlord has given written notice to Tenant of such non-payment, or any other default on the part of the Tenant under this Lease shall continue for fifteen (15) days after written notice of the default shall have been delivered to the Tenant, then Landlord may re-enter the Leased Premises and terminate this Lease and all improvements erected on the Leased Premises shall become the property of Landlord; provided, however, that if any default of Tenant, except non-payment of rent, is of such a nature that it cannot be corrected within the fifteen (15) day period, Tenant shall be allowed whatever additional time is reasonably necessary to cure the default.

         15.2 If Tenant defaults hereunder, Landlord may after the notice periods provided in Section 15.1, terminate this Lease, and with appropriate legal process take possession of the Leased Premises, and remove Tenant or any other occupant. Landlord shall be entitled to recover as damages from Tenant an amount equal to the balance of the rent, together with all expenses incurred in connection therewith, including reasonable attorneys' fees and the costs of reletting the Premises. Tenant shall be credited, however, with any net amounts received by the Landlord from the reletting of the Leased Premises and with the fair rental value of the Leased Premises for the balance of the term as of the date possession is surrendered. No act of the Landlord shall be considered as an acceptance of a surrender of the premises unless in writing.

         15.3 Notwithstanding any other provisions in this Lease, in the event Tenant or its successor or assigns shall become insolvent, bankrupt or make an assignment for the benefit of creditors, or if it or their interest hereunder shall be levied upon or sold under execution of legal process or in the event the bank to be operated in the Leased Premises is closed, or is taken over by any banking or other supervisory authority, Landlord may terminate the Lease but only with the concurrence of such banking or other supervisory authority; provided that in the event this Lease is terminated, the maximum claim of landlord for damages or indemnity for injury resulting from the rejection or abandonment of the unexpired Lease term shall in no event be in an amount exceeding the rent reserved by the Lease, without acceleration up to such date.





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                                  ARTICLE XVI

                                    Notices

         16.1 All notices required to be served on Landlord shall be sufficiently served by delivering the same to Landlord at 616 Azalea Lane, Vero Beach, Florida, 32963, or any other address hereafter designated by Landlord in writing, or by mailing the same by certified United States mail, postage prepaid, addressed to Landlord in the manner hereinabove set forth and shall be deemed delivered two (2) days after posting.

         16.2 All notices required to be served on Tenant shall be served upon Tenant c/o Andrew W. Williams, 616 Azalea Lane, Vero Beach, Florida, 32963, or at such other address as may be designated by the Tenant in writing. Delivery shall be by certified United States mail, postage prepaid, addressed to the Tenant at the address set forth hereinabove, and shall be deemed given two days after posting, or delivery may be made by overnight courier such as Federal Express, in which case the notice shall be deemed given one day after mailing.


                                  ARTICLE XVII

                              Estoppel Certificate

         17.1 Each party agrees that it will at any time and from time to time upon not less than ten (10) days prior request by the other, execute, acknowledge and deliver to the other a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified, and stating the modifications, and if applicable, the reason it is not in full force and effect) and if so, the dates to which rent and any other charges have been paid in advance.


                                 ARTICLE XVIII

                              Submission of Lease

         18.1 The submissions of this Lease for examination does not constitute an offer to lease and the Lease shall be effective only upon execution and delivery hereof by both Landlord and Tenant.


                                  ARTICLE XIX

                                    Priority

         19.1 Tenant agrees that this Lease shall be subordinate to any mortgage or the lien which may hereafter encumber the Leased Premises, provided that Landlord furnishes to Tenant an instrument in recordable form expected by the holder of such lien agreeing not to disturb Tenant's possession of the Leased Premises under this Lease so long as Tenant is not in default hereunder, and agreeing to assume Landlord's obligations hereunder from and after





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the date of acquisition of title to the Leased Premises by such holder. In the event that any proceedings are brought for the foreclosure of any mortgage by any holder furnishing such agreements, Tenant shall attorn to the purchaser at any such foreclosure sale and shall recognize such purchaser as the Landlord under this Lease.

         19.2 In the event the holder of any lien requires the recording of this Lease or in the event either party wishes to record this Lease, the parties agree to execute a short form of this Lease for such purpose which short form will contain such provisions hereof as may be designated by either party except that rent and other charges will not be disclosed. The cost of recording the short form of this Lease shall be paid by the party desiring to record it.


                                   ARTICLE XX

                                    Waivers

         20.1 All rights and remedies of Landlord and Tenant enumerated herein shall be cumulative and none shall be exclusive of any other right or remedy allowed at law or in equity. Failure by Landlord and Tenant to insist at any time upon strict performance of any covenant, provision or condition of this Lease or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of such covenant, provisions, condition or option. Receipt by Landlord rent with knowledge of breach of any covenant, provision or condition shall not be deemed a waiver of such breach and no waiver by Landlord shall be deemed to have been made unless expressed in writing and signed by Landlord. In addition to the other remedies provided in this Lease, either party shall be entitled to restraint by injunction of the violation or threatened violation of any covenant, provision, option or condition of this Lease.


                                  ARTICLE XXI

                                     Signs

         21.1 Tenant shall be entitled, without payment of any additional sums to Landlord or any other person, to install from time to time at Tenant's cost its standard signage on the Leased Premises.


                                  ARTICLE XXII

                      Invalidity of Particular Provisions

         22.1 If any clause or provision of this Lease is or becomes illegal, invalid, or unenforceable because of present or future laws or any rule or regulations of any governmental body or entity, effective during its term, the intention of the parties hereto is that the remaining parts of this Lease shall not be affected thereby unless such invalidity is essential to the right of both parties.





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                                 ARTICLE XXIII

                              Miscellaneous Taxes

         23.1 Tenant shall pay prior to delinquency all taxes assessed against or levied upon the fixtures, furnishings, equipment and all other personal property of Tenant located in the Leased Premises; if non-payment thereof shall give rise to a lien on the real estate, and when possible Tenant shall cause said fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the property of the Landlord.


                                  ARTICLE XXIV

                                   Brokerage

         24.1 Landlord and Tenant each represent and warrant to the other that it has dealt with no broker, agent or other person in connection with this transaction, and that no broker, agent or other person is entitled to a commission or fee.


                                  ARTICLE XXV

                               General Provisions

         25.1 All the terms, covenants and conditions of this Lease shall inure to the benefit of and be binding upon the respective heirs, personal representatives. successors and assigns of the parties hereto.

         25.2 The headings in this Lease are for convenience only and are not intended to define, limit or describe the scope and intent of any of the provisions of this Lease.

         25.3 This Lease contains the entire understanding of the parties and no agreement unless incorporated herein shall be binding on either party.





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         IN WITNESS WHEREOF, the parties have hereunto set their respective hands and seals as of the day and year first above written.


LANDLORD



/s/ Alvin W. Wunderlich, Jr.
---------------------------------------------------
Alvin W. Wunderlich, Jr., Trustee
of the Alvin W. Wunderlich, Sr.
Trust Number 1



TENANT

FLORAFAX INTERNATIONAL, INC.



         /s/ James H. West
      ---------------------------------------------
By:
      ---------------------------------------------
Its:    President
      ---------------------------------------------





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                                  EXHIBIT "A"

South 475 feet plus a contiguous portion of property to within thirty feet (30') of the subject building all as reflected on Exhibit "B" and subject to final legal description after preparation of the survey.





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                                     [MAP]




                               LEGAL DESCRIPTION

               The west 5 acres of the East 15 acres of Tract 12
               Section 1, Township 33 South, Range 38 East, according to the last general plat of lands of the Indian River Farms Company filed in the office of the Clerk of the Circuit Court of St. Lucie County, Florida in Plat Book 2, page 25; said land new lying and being in Indian River County, Florida.





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


                                  ADDENDUM ONE


TO THAT LEASE BY AND BETWEEN:


LANDLORD:        ALVIN W. WUNDERLUCH, JR., Trustee of the
                 Alvin w. Wunderlich, Sr., Trust Number 1
TENANT:          FLORAFAX INTERNATIONAL, INC.


Landlord and Tenant herein covenant and agree that the rental payments provided for herein shall be adjusted beginning of the sixth year and, every two years, if the lease is extended, based upon the Cost of Living Index as herein defined not to be less than two and one-half (2.5%) nor more than seven percent (7%) for each two-year period, which annual rental, when determined, shall be paid in twenty-four (24) equal monthly installments for the next two years. The adjustment to the rent to be made pursuant to the Cost of Living Index, if applicable, commencing on (month of closing), 2000, shall be determined by multiplying the annual rental sum of THIRTY THREE THOUSAND AND 00/100 DOLLARS ($33,000.00) by a fraction, the numerator of which shall be the Index Figure indicated for the last month of the rental term immediately expiring as shall be shown by the Consumer's Price Index - the United States ALL Urban Customers
- All Items (1982-84=100) Group, issued by the Bureau of Labor Statistics of the United States Department of Labor, and the Index and Group for the month of (month of closing), 1999. The product of such multiplication shall be the amount of the total annual rental to be payable hereunder for the next ensuing year and to be paid in twelve (12) equal monthly installments.


         It is understood and agreed that the above-referenced index is now being published monthly by the Bureau of Labor Statistics of the United States Department of Labor. Should it be published at other intervals, the new Index hereinafter provided for shall be arrived at from the Index or Indexes published by said Bureau most closely approximating the next to last month in the preceding term.


         Should said Bureau of Labor Statistics change the manner of computing such Index, the Bureau shall be requested to furnish a conversion factor designed to adjust the new Index, and an adjustment shall be made on the basis of such conversion factor. Should the publication of such Index be discontinued by said Bureau, then such other Index as my be published by such Bureau most nearly approximating said discontinued Index shall be used in making the adjustments herein provided for. Should said Bureau discontinue the publication of an Index approximating the Index herein contemplated, then as Index published by another United States Governmental Agency as most nearly approximates the Index.





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